Exhibit 10.6

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of February 1,, 2010 by and among Marani Brands, Inc., a Nevada corporation (the “Company”), and the subscriber identified on the signature page hereto (each a “Subscriber” and collectively the “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to such Subscribers, as provided herein, and such Subscribers, in the aggregate, shall purchase up to (i) One Hundred Thousand Dollars ($100,000) (the “Purchase Price”) of principal amount of convertible promissory notes of the Company (the “Note” a form of which is annexed hereto as Exhibit A, which Notes are convertible into shares of the Company’s common stock, $.00001 par value (the “Common Stock”), and in the Note, (ii) shares of the Company’s Common Stock (“Purchased Shares”), and (iii) share purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”).  The Notes, Purchased Shares, shares of Common Stock issuable upon conversion of the Notes (the “Shares”), the Warrants and the shares issuable upon exercise of the Warrants are collectively referred to herein as the “Securities.”; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           Closing Date.  The “Closing Date” shall be the date that the Purchase Price is transmitted by wire transfer or otherwise credited to or for the benefit of the Company. The consummation of the transactions contemplated herein shall take place at the offices of Yosef Y. Manela 5455 Wilshire Blvd. Suite 2123, Los Angeles, CA 90036, upon the satisfaction or waiver of all conditions to closing set forth in this Agreement.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto and the amount of Purchased Shares determined pursuant to Section 2 below for the portion of the Purchase Price indicated, and Warrants as described in Section 3 of this Agreement. 2. Shares.    The Subscriber will receive Four Million Five Hundred (4,500,000) commitment shares. These shares will have Registration Rights.

3.           Warrants.   On the Closing Date, the Company will issue and deliver Twelve Million Five Hundred Thousand (12,500,000) Warrants to the Subscriber.  The number of Warrant Shares eligible for purchase by the Subscriber is set forth in the signature page of this Agreement.  The aggregate number of the warrants for purchase by the Subscriber is Twelve Million Five Hundred Thousand (12,500,000). The Warrants shall be exercisable until five (5) years after the issue date of the Warrants. The Warrants will have and exercise price of $_0.04. Each holder of the Warrants is granted the registration rights set forth in this Agreement.  The Warrant exercise price and number of Warrant Shares issuable upon exercise of the Warrants shall be equitably adjusted to offset the effect of stock splits, stock dividends, and similar events, as provided for in the Warrant.

4.           Subscriber’s Representations and Warranties.  The Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

(a)          Organization and Standing of the Subscriber.  If such Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as hereinafter defined) and to purchase the Notes, Purchased Shares and Warrants being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members, as the case may be, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms thereof.

(c)           The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  or to purchase the Securities in accordance with the terms hereof.

(d)           Information on Company.  Such Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB for the year ended June 30, 2009 as filed with the Commission, together with all subsequently filed Forms 10-QSB, Forms 8-K, and other reports and filings made with the Commission and made available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  Such Subscriber has had an opportunity to ask questions and receive answers from representatives of the Company, and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.   The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company and to receive answers thereto concerning the Company and the transactions contemplated herein.  Subscriber does not acknowledge that any of such information is material non-public information.

(e)           Information on Subscriber.  Concurrently herewith, Subscriber is delivering to the Company a completed and executed Subscriber Questionnaire, the form of which is attached hereto as Exhibit D.  Such Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth in the Subscriber Questionnaire and on the signature page hereto regarding such Subscriber is accurate.

(f)           Purchase of Note, Purchased Shares and Warrants.  On the Closing Date, the Subscriber will purchase the Note, Purchased Shares and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Compliance with Securities Act.   Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities Laws or is exempt from such registration.

(h)           Communication of Offer.   The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(i)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Subsidiary of the Company.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(j)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Correctness of Representations.  Such Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(l)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.  The Company and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined below) on the Company.  For purposes of this Agreement, a “Material Adverse Effect” on the Company shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 25% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity.  All the Company’s Subsidiaries as of the Closing Date and the Company’s ownership interest in such Subsidiaries are set forth on Schedule 5(a) hereto.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c)           Authority; Enforceability.  This Agreement, the Note, Purchased Shares, the Warrants, Security Agreement, Subsidiary Guaranty, Agreement and the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or its Subsidiaries and are valid and binding agreements of the Company and its Subsidiaries enforceable against them in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Additional Issuances.  There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or its Subsidiaries or other equity interest in the Company except as described in the public filings and Schedule 5(d).  The Common Stock of the Company on a fully diluted basis outstanding as of the last Business Day preceding the Closing Date is set forth on Schedule 5(d).

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the OTC Bulletin Board (the “Bulletin Board”) nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s Board of Directors.

(f)           No Violation or Conflict.  Assuming the representations and warranties of such Subscribers in Section 4 are true and correct and except as set forth on this Schedule 5(f), neither the issuance and sale of the Securities nor the performance by the Company of its obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) to the Company’s knowledge the terms of any bond, debenture, note or any other evidence of indebtedness for borrowed money, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except for any such the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

 (g)           The Securities.  The Securities upon issuance, conversion and exercise:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, granted by the company subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Shares and Shares upon conversion of the Note and the Warrant Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

 (iv)           assuming the representations and warranties of such Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports or in the schedules hereto, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           Reporting Company.  Except as set forth in Schedule 5(i) attached hereto, the Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (“1934 Act”) and has a class of common stock registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

 (j)           Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   The Reports including the financial statements therein and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

(k)           Stop Transfer.  The Company has not and will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may reasonably be believed by the Company required by any applicable federal or state securities laws or the rules and regulations of the principal trading market of the Company’s Common Stock and unless contemporaneous notice of such instruction is given to the Subscribers.

(l)           Defaults.  The Company is not in violation of its articles of incorporation or bylaws.  Except as set froth on Schedule 5(m) attached hereto, the Company is (i) not in default under or in violation of any other material agreement or, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, and (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)           Not an Integrated Offering.  Neither the Company, nor any, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           Listing.  The Common Stock is quoted on the Bulletin Board under the symbol MRIB.OB. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

(p)           Dilution.  The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company and its shareholders.  The Company specifically acknowledges that its obligation to issue the Purchased Shares, Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(q)           No Disagreements with Accountants and Lawyers.  There are no disagreementsof any kind presently, between the Company and the accountants and lawyers formerly or presently employed by the Company, which are required to be disclosed under applicable securities laws.

 (r)           DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(t) hereto.

(s)           Investment Company.  Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)           Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)           Subsidiary Representations.  The Company makes each of the representations contained in Sections 5(a), (b), (d), (f), (h), (k), (m), (q), (r), (s), (u), (w), (x) and (y) of this Agreement, as same relate to each Subsidiary of the Company.  .  The Company represents that it owns the equity of the Subsidiaries and rights to receive equity of the Subsidiaries as set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(d).  No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries.

(y)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide an opinion reasonably acceptable to such Subscribers from the Company’s legal counsel in the form annexed hereto as Exhibit E opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities, and the other matters set forth on Exhibit E.

7.1           Conversion of Notes.

(a)           Upon the conversion of a note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by such Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than a customary restrictive legend.  If and when a Subscriber sells the Shares, assuming (i) a registration statement including such Shares is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) such Subscriber or its agent confirms in writing to the transfer agent that such Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Shares without restrictive legend.  In the event that the Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if pursuant to Rule 144(b)(1)(i) of the 1933 Act, or for 90 days if pursuant to other provisions of Rule 144 of the 1933 Act, provided Subscriber delivers a reasonably requested representation in support of such opinion and such other documentation as may be requested by the Company’s legal counsel.)

(b)A Subscriber will give notice of its decision to exercise its right to convert the Note, interest or part thereof by telecopying or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement.  Such Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6:00 PM Eastern Time (ET) (or if received by the Company after 6:00 PM ET, then the next business day) shall be deemed a “Conversion Date”.  The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Shares issuable upon conversion of the Note to such Subscriber via express courier for receipt by such Subscriber within five(5) business days after receipt by the Company of the Notice of Conversion (such third day being the “Delivery Date”).  In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by such Subscriber.   A Note representing the balance of the Note not so converted will be provided by the Company to a Subscriber if requested by such Subscriber, provided such Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, such Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

(c)            The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively later than the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to such Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount (and proportionately for other amounts) being converted of the corresponding Shares which are not timely delivered.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to such Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within 7 business days after the Delivery Date or make payment within 7 business days after the Mandatory Redemption Payment Date (as defined in Section 7.2 below), such Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and such Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(d)           The Company agrees and acknowledges that despite the pendency of a not yet effective registration statement which includes for registration the Securities, the Subscriber is permitted to and the Company will issue to the Subscriber Shares upon conversion of the Note and Warrant Shares upon exercise of the Warrants.  Such Shares will, if required by law, bear the legends described in Section 4 above and if the requirements of Rule 144 under the 1933 Act are satisfied be immediately resalable thereunder.

7.2           Mandatory Redemption at Subscriber’s Election.  In the event (a) the Company is prohibited from issuing Shares, (b) fails to timely deliver Shares on a Delivery Date, (c) upon the occurrence of any other Event of Default () and if any event listed in subparagraph (a), (b) or (c) is not cured during any applicable cure period and an additional twenty (20) days thereafter, then at such Subscriber’s election, the Company must pay to such Subscriber ten (10) business days after request by such Subscriber, at such Subscriber’s election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by such Subscriber by 110%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by such Subscriber (with the date of giving of such designation being a “Deemed Conversion Date”) by either the Conversion Price that would be in effect on the Deemed Conversion Date or by the highest closing price of the Common Stock on the Principal Market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater; together with accrued but unpaid interest thereon and any other sums arising and outstanding under the Transaction Documents (“Mandatory Redemption Payment”). The Mandatory Redemption Payment must be received by such Subscriber within ten (10) business days after request (“Mandatory Redemption Payment Date”). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.  “Change in Control” shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market (as hereinafter defined), (ii) the Company becoming a Subsidiary of another entity or merging into or with another entity, (iii) a majority of the board of directors of the Company as of the Closing Date no longer serving as directors of the Company, except due to natural causes, or (iv) the sale, lease, license or transfer of substantially all the assets of the Company and its Subsidiaries.

7.3           Injunction.  In the event the Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company or at the Company’s request or with the Company’s assistance

7.4           Buy-In.  In addition to any other rights available to a Subscriber, if the Company fails to deliver to such Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date such Subscriber or a broker on such Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which such Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay in cash to such Subscriber (in addition to any remedies available to or elected by such Subscriber) the amount by which (A) such Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 3% per annum, accruing until such amount and any thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if such Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $300 of note principal and/or interest, the Company shall be required to pay  to such Subscriber, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to such Subscriber in respect of the Buy-In.

7.5           Adjustments.  The Conversion Price, Warrant exercise price and the number of Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

7.6           Redemption.  The Note shall be redeemed with the first draw downs of the Equity Line established pursuant to the Stock Purchase Agreement, if the Company uses the Equity Line.

8.           Finder/Legal Fees.

(a)           Finder.  Except as set forth on Schedule 8(a) attached hereto, the Company on the one hand, and each Subscriber (for himself, herself or itself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company and each Subscriber represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering (as such term is defined below) arising out of such party’s actions.

(b)           Legal Fees.  The Company shall pay out of escrow a cash fee of $25,000 which will include all legal fees associated with both transactions. The first $10,000 will come out of escrow from the Bridge Loan funds pursuant to the Note. The remaining $15,000 will come out of the first tranche of the Stock Purchase Agreement.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  The Company will advise the Subscribers, within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing/Quotation.  The Company shall promptly secure the quotation or listing of the Purchased Shares, Shares and Warrant Shares upon the Principal Market each national securities exchange, or automated quotation system upon which they are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Warrants are outstanding.  The Company will maintain the quotation or listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Select Market, Nasdaq Global Market, the Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. As of the date of this Agreement and the Closing Date, the Bulletin Board is and will be the Principal Market.

(c)           Market Regulations.  The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may berequired and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.  From the date of this Agreement and until after the earlier to occur of eighteen (18) months from the Closing Date, (ii) until all the Shares have been resold or transferred by all the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (iii) the Notes are no longer outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if the Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement.  Until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)           Use of Proceeds.  The proceeds of the Offering must be employed by the Company for general corporate purposes and working capital.

(f)           Reservation.  Prior to the Closing, the Company undertakes to reserve, authorized but unissued Common Stock, a number of common shares equal to 300% of the amount of Common Stock necessary to allow the holder of the Note to be able to convert all such outstanding Notes and reserve the amount of Warrant Shares issuable upon exercise of the Warrants .   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Note.

(g)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested in good faith by appropriate proceedings and the Company..

(h)           Insurance.  From the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep records and books of account in which entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles.

(j)           Governmental Authorities.  From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets ,the failure to do so will not have Material Adverse Effect..

(k)           Confidentiality/Public Announcement.  From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K and the registration statement or statements regarding the Subscribers’ securities or in correspondence with the SEC regarding same.

 (l)           Negative Covenants.  So long as a Note is outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           Intentionally Omitted

(i)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

 (ii)           engage in any transactions with any officer, director, employee or any Affiliate (excluding a Subsidiary) of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 other than (i) for payment of salary and bonuses or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company, and (iv) pursuant to existing contractual agreements.

 Intervening sections intentionally omitted

(m)  Seniority.  Except for Permitted Liens and as otherwise provided for herein, until the Notes are fully satisfied or converted, the Company shall not grant nor allow any security interest to be taken in the assets of the Company or any Subsidiary; in or to such assets.

(n)           DTC Program.  At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

10.           Covenants of the Company and Subscriber Regarding Indemnification.

 (a)           Intentionally Omitted.

11.1.           Piggyback Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.  If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Purchased Shares and Warrant Shares (collectively, the “Registrable Securities”) for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”), except to the extent in an underwritten public offering, the underwritten cuts back the number of Registrable Securities proposed by the Subscriber. The Seller is hereby given the same rights and benefits as any other party identified in such registration.   In the event that any registration pursuant to this Section 11.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.  Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1 without thereby incurring any liability to the Seller due to such withdrawal or delay.

11.2.           Registration Procedures.   If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a)           subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of the Registrable Securities (i) notice that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement;

(b)           furnish to the Sellers, at the Sellers expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(c)           use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction;

(d)           if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(e)           immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

11.3.           Provision of Documents.  In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4. Intentionally omitted.

11.5.           Expenses.  All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for the Seller are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under Section 11.  Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller. The exception to this is the $25,000 fee,( $10,000 of  which will be paid out of escrow of this Bridge Loan and the remainder out of the first tranche of the Equity Line, if utilized), and will cover all of the Subscriber’s costs for the note and equity line.

11.6.           Indemnification and Contribution directly

(a)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, the Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement.

(b)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs.

(c)           In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is under this Section 11.6; provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.7.           Delivery of Unlegended Shares.

(a)           Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Purchased Shares or Warrant Shares have been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at the expense of the applicable holder , (y) shall deliver, and shall cause legal counsel selected by the Company ,or legal counsel chosen by the Subscriber who is acceptable to the Company, to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4 above, (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Purchased Shares or Warrant Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b)           In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Subscriber, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company must cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c)           The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof after the Unlegended Shares Delivery Date could result in economic loss to Subscriber.  As compensation to Subscriber for such loss.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Purchased Shares or Warrant Shares subject to such default at a price per share equal to 110% of the Purchase Price of such Purchased Shares or Warrant Shares (“Unlegended Redemption Amount”).

(d)           In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended.  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

 (e)           Maximum Exercise of Rights.  In the event the exercise of the rights described in Sections 12(a) or 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement.  The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

13.           14.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (c) on the third business day following the date of mailing pursuant to subpart (a)(ii) above, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be provided to each Party at closing.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers. The Subscriber shall promptly provide the Company with written notice of the assignment or delegation of any of its rights or obligations under this Agreement.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and New York County without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State of New York.  The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

 (e)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(f)           Calendar Days.  All references to “days” in the Transaction Documents (as hereinafter defined) shall mean calendar days unless otherwise stated.  The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.

(g)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

Marani Brands, Inc.

                                                                        By:
Name: Margrit Eyraud
Title:   Chief Executive Officer

Dated: February 1, 2010

SUBSCRIBER	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	PURCHASED SHARES	CLASS A WARRANTS	CLASS B WARRANTS
Name of Subscriber:

____________________________________

Address: _____________________________

____________________________________

Fax No.: ______________________________

Taxpayer ID# (if applicable): ____________

____________________________________
(Signature)
By: